Filed Pursuant to Rule 424(b)(5)

Registration No. 333-255005

Prospectus Supplement

(To prospectus dated April 16, 2021)

12,500,001 Shares of Common Stock

Warrants to Purchase up to 12,500,001 Shares of Common Stock

Placement Agent Warrants to Purchase up to 875,000 Shares of Common Stock

(and shares of Common Stock underlying the Warrants and Placement Agent Warrants)

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 12,500,001 shares of our common stock, $0.001 par value per share (the “Common Stock”), and accompanying warrants to purchase up to an aggregate of 12,500,001 shares of Common Stock (the “Warrants”), at a combined price of $1.20 per share of Common Stock and accompanying Warrant (and the shares of common stock issuable from time to time upon exercise of the Warrants), to certain institutional investors pursuant to a securities purchase agreement with such investors.

Each share of our Common Stock is being sold together with a Warrant to purchase one share of our Common Stock. Each Warrant will have an exercise price per of $1.50 per share and will be exercisable (6) six months after the issuance date. The Warrants will expire five (5) years after the original issuance date. The shares of our Common Stock and Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. This prospectus also relates to the shares of Common Stock that are issuable from time to time upon exercise of the Warrants.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTXR”. The last reported sale price of our Common Stock on Nasdaq on May 3, 2023 was $1.49 per share. The Warrants are not listed on a national securities exchange and we do not intend to apply to list the Warrants on any national securities exchange. Without an active trading market, the liquidity of the Warrants may be limited.

Neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent”) to act as our sole placement agent in connection with this offering. The placement agent has agreed to use their reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement. The securities will be sold directly to the purchasers pursuant to the securities purchase agreement. See “Plan of Distribution” in this prospectus supplement for more information.

	Per Share and Accompanying Warrant	Total
Combined Offering Price	$1.20	$15,000,001.20
Placement agent fees(1)	$0.084	$1,050,000.08
Proceeds to us (before expenses)(2)	$1.116	$13,950,001.12

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We also have agreed to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants to purchase up to 875,000 shares of Common Stock at an exercise price of $1.50 per share. We refer to these warrants in this prospectus supplement as the “Placement Agent Warrants.” The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are being registered hereby. See “Plan of Distribution” for a complete description of the compensation to be received by the placement agent.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or Placement Agent Warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 11 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

We anticipate that delivery of the shares of Common Stock and accompanying Warrants against payment therefore will be made on or about May 8, 2023, subject to satisfaction of customary closing conditions.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 3, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On April 2, 2021, we filed a Registration Statement on Form S-3 (File No. 333-255005) with the United States Securities and Exchange Commission (the “SEC”) using a shelf registration process. The Registration Statement was declared effective by the SEC on April 16, 2021.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information that is incorporated or deemed incorporated by reference in this prospectus supplement as described under the heading “Incorporation of Documents by Reference” in this prospectus supplement before making an investment in our securities. This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus supplement is a part. The Registration Statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus supplement, can be read on the SEC website mentioned under the heading “Where You Can Find Additional Information.”

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus implies that there has been no change in our affairs or that the information in or incorporated by reference in this prospectus supplement or in the accompanying prospectus is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or any future prospectus supplement or free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us. Neither we nor the placement agent have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus prepared by us, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Citius Pharmaceuticals, Inc. and its wholly-owned subsidiaries Citius Pharmaceuticals, LLC, Leonard-Meron Biosciences, Inc. and Citius Acquisition Corp., and its majority-owned subsidiary, NoveCite, Inc., taken as a whole.

Mino-Lok® is our registered trademark. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and the related documents incorporated herein by reference, contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements about:

●	the cost, timing, and results of our pre-clinical and clinical trials;

●	our ability to apply for, obtain and maintain required regulatory approvals for our product candidates;

●	our ability to raise funds for general corporate purposes and operations, including our pre-clinical and clinical trials;

●	the commercial feasibility and success of our technology and our product candidates;

●	our ability to recruit qualified management and technical personnel to carry out our operations;

●	our expectations related to the use of proceeds from this offering; and

●	other factors discussed elsewhere in this prospectus supplement.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions.

You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus or incorporated herein by reference. Actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement and have filed with the SEC as exhibits to this prospectus supplement completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement. Before you decide to invest in our securities, you should read the entire prospectus supplement carefully, including “Risk Factors” beginning on page S-6, and the consolidated financial statements and related notes and the other information incorporated by reference into this prospectus supplement.

Overview

Citius Pharmaceuticals, Inc., headquartered in Cranford, New Jersey, is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products and stem cell therapy. Our goal generally is to achieve leading market positions by providing therapeutic products that address unmet medical needs yet have a lower development risk than usually is associated with new chemical entities. New formulations of previously approved drugs with substantial existing safety and efficacy data are a core focus. We seek to reduce development and clinical risks associated with drug development, yet still focus on innovative applications. Our strategy centers on products that have intellectual property and regulatory exclusivity protection, while providing competitive advantages over other existing therapeutic approaches.

Since its inception, the Company has devoted substantially all of its efforts to business planning, acquiring our proprietary technology, research and development, recruiting management and technical staff, and raising capital. We are developing five proprietary products: I/ONTAK, in-licensed in September 2021, a engineered IL-2 diphtheria toxin fusion protein, for the treatment of patients with persistent or recurrent cutaneous T-cell lymphoma (“CTCL”); Mino-Lok, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections by salvaging the infected catheter; Halo-Lido, a corticosteroid-lidocaine topical formulation that is intended to provide anti-inflammatory and anesthetic relief to persons suffering from hemorrhoids; Mino-Wrap, a liquifying gel-based wrap for reduction of tissue expander infections following breast reconstructive surgeries; and NoveCite, a mesenchymal stem cell therapy for the treatment of acute respiratory diseases syndrome (“ARDS”). We believe these unique markets for our products are large, growing, and underserved by the current prescription products or procedures.

Citius is subject to a number of risks common to companies in the pharmaceutical industry including, but not limited to, risks related to the development by Citius or its competitors of research and development stage products, market acceptance of its products that receive regulatory approval, competition from larger companies, dependence on key personnel, dependence on key suppliers and strategic partners, the Company’s ability to obtain additional financing and the Company’s compliance with governmental and other regulations.

I/ONTAK

In September 2021, the Company announced that it had entered into a definitive agreement with Dr. Reddy’s Laboratories SA, a subsidiary of Dr. Reddy’s Laboratories, Ltd. (collectively, “Dr. Reddy’s”), to acquire its exclusive license of E7777 (denileukin diftitox), a late-stage oncology immunotherapy for the treatment of CTCL, a rare form of non-Hodgkin lymphoma. E7777, an engineered IL-2-diphtheria toxin fusion protein, is an improved formulation of oncology agent, ONTAK®, which was previously approved by the U.S. Food and Drug Administration (“FDA”) for the treatment of patients with persistent or recurrent CTCL. We have renamed E7777 as I/ONTAK.

Patient enrollment for the Phase 3 Pivotal study of E7777 was completed in December 2021. In April 2022, we reported that the topline results from the Phase 3 trial were consistent with the prior formulation. Moreover, no new safety signals were identified. In September 2022, we filed a biologics license application (“BLA”) for E7777. In December 2022, we announced that the FDA had accepted the BLA.

In May 2022, we announced that we intend to split the Company’s assets into two separate publicly traded entities. We plan to form a new company focused on developing and commercializing I/ONTAK. Our other pipeline assets, including Mino-Lok, would remain at Citius. Citius would continue to trade on the Nasdaq exchange under its current ticker CTXR. The strategic action is intended to optimize organizational resources and investment capital to support the successful execution of each development program. The transactions are expected to be completed in calendar year 2023, subject to the satisfaction of customary conditions, including final approval from the Citius Board of Directors, regulatory approvals, and SEC filings. In March 2023, the Company announced that that Maxim Group LLC will serve as financial advisor to its wholly-owned subsidiary, Citius Acquisition Corp. Inc., in connection with the proposed transaction. There can be no assurance regarding the ultimate timing of the proposed transaction or that the transaction will be completed at all.

Mino-Lok®

Mino-Lok is a patented solution containing minocycline, disodium ethylenediaminetetraacetic acid (edetate), and ethyl alcohol, all of which act synergistically to treat and salvage infected central venous catheters (“CVCs”) in patients with catheter related bloodstream infections. Mino-Lok breaks down biofilm barriers formed by bacterial colonies, eradicates the bacteria, and provides anti-clotting properties to maintain patency in CVCs.

The administration of Mino-Lok consists of filling the lumen of the catheter with 0.8 ml to 2.0 ml of Mino-Lok solution. The catheter is then “locked”, meaning that the solution remains in the catheter without flowing into the vein. The lock is maintained for a dwell-time of two hours while the catheter is not in use. If the catheter has multiple lumens, all lumens may be locked with the Mino-Lok solution either simultaneously or sequentially. If patients are receiving continuous infusion therapy, the catheters alternate between being locked with the Mino-Lok solution and delivering therapy. The Mino-Lok therapy is two hours per day for at least five days, usually with two additional locks in the subsequent two weeks. After locking the catheter for two hours, the Mino-Lok solution is aspirated, and the catheter is flushed with normal saline. At that time, either the infusion will be continued, or will be locked with the standard-of-care lock solution until further use of the catheter is required. In a clinical study conducted by MD Anderson Cancer Center (“MDACC”), there were no serum levels of either minocycline or edetate detected in the sera of several patients who underwent daily catheter lock solution with minocycline and edetate at the concentration level proposed in Mino-Lok treatment. Thus, it has been demonstrated that the amount of either minocycline or edetate that leaks into the serum is very low or none at all.

Halo-Lido

Halo-Lido is a topical formulation of halobetasol propionate, a corticosteroid, and lidocaine that is intended for the treatment of hemorrhoids. To our knowledge, there are currently no FDA-approved prescription drug products for the treatment of hemorrhoids. Some physicians are known to prescribe topical steroids for the treatment of hemorrhoids. In addition, there are various topical combination prescription products containing halobetasol propionate along with lidocaine or pramoxine, each a topical anesthetic, which are prescribed by physicians for the treatment of hemorrhoids. These products contain drugs that were in use prior to the start of the Drug Efficacy Study Implementation (“DESI”) program and are commonly referred to as DESI drugs. However, none of these single-agent or combination prescription products have been clinically evaluated for safety and efficacy and approved by the FDA for the treatment of hemorrhoids. Further, many hemorrhoid patients use over the counter (“OTC”) products as their first line therapy. OTC products contain any one of several active ingredients including glycerin, phenylephrine, pramoxine, white petrolatum, shark liver oil and/or witch hazel, for symptomatic relief.

In April 2022, we initiated a multi-center, randomized, dose-ranging, double-blind, parallel group comparison Phase 2b clinical trial. Five cohorts of adults with a clinical diagnosis of symptomatic Goligher’s classification Grade II or Grade III hemorrhoids are planned to be dosed. Approximately 60 patients per cohort are expected to be enrolled, for a total of 300 patients. The key objective of the study is to evaluate the ability of the formulations used in each cohort to provide relief for patients with acute flare ups. The study will evaluate reduction in hemorrhoidal symptoms (including: pain, burning, itching, and swelling) following treatment and is expected to provide the foundation for development of the Phase 3 study.

A Patient Reported Outcome (ePRO) instrument, developed by Citius with FDA guidance, will be used by patients to record and report important safety and efficacy data in real time. The instrument has been adapted for use on an electronic platform and will be loaded on patients’ hand-held smart devices. The study will also be used to validate the ePRO.

In April 2023, we reported that the last patient had been enrolled in the trial. Data readout of the trial is expected at the end of the second quarter of 2023 and are expected to provide the foundation for development of the Phase 3 trial.

Mino-Wrap

On January 2, 2019, we entered into a patent and technology license agreement with the Board of Regents of the University of Texas System on behalf of MDACC, whereby we in-licensed exclusive worldwide rights to the patented technology for any and all uses relating to breast implants, specifically the Mino-Wrap technology. This includes rights to U.S. Patent No. 9,849,217, which was issued on December 16, 2017. We intend to develop Mino-Wrap as a liquefying, gel-based wrap containing minocycline and rifampin for the reduction of infections associated with breast implants following breast reconstructive surgeries. We are required to use commercially reasonable efforts to commercialize Mino-Wrap under several regulatory scenarios and achieve milestones associated with these regulatory options leading to an approval from the FDA. Mino-Wrap will require pre-clinical development prior to any regulatory pathway. In July 2019, we announced that we intend to pursue the FDA’s Investigational New Drug (“IND”) regulatory pathway for the development of Mino-Wrap. On August 4, 2020, we announced that we had submitted a briefing package to the FDA for a pre-IND consultation on Mino-Wrap.

In December 2020, the Company announced the receipt of a written response and guidance from the FDA Division of Anti-Infective Products to the Company’s Pre-IND consultation request for its Mino-Wrap briefing package. The briefing package contained information regarding pre-clinical data and a clinical development plan, along with questions for the FDA regarding safety and efficacy data that would be required to advance Mino-Wrap into clinical trials. The FDA granted a Written Response Only meeting regarding guidance and direction on our Mino-Wrap development plan. The FDA indicated that bio absorption simulation studies may provide information to support the development of Mino-Wrap and made suggestions on what should be provided relative to non-clinical support. The FDA provided guidance on the design of the drug elution studies and agreed that a large animal pharmacology study would be appropriate. They also agreed that a 28-day toxicology study appears appropriate and that microbiology support through existing data is acceptable. We are pursuing these studies and anticipate filing an IND for Mino-Wrap in 2023.

NoveCite

In October 2020, we, through our subsidiary, NoveCite, Inc. (“NoveCite”), signed an exclusive agreement with Novellus Therapeutics Limited (“Novellus”) to license iPSC-derived mesenchymal stem cells (iMSCs). Under this worldwide exclusive license, we are focused on developing cellular therapies. Specifically, we are seeking to develop and commercialize the NoveCite mesenchymal stem cells (“NC-iMSCs”) to treat acute respiratory conditions with a near term focus on ARDS.

NC-iMSCs are the next generation mesenchymal stem cell therapy. We believe them to be differentiated and superior to donor-derived MSCs. Human donor-derived MSCs are sourced from human bone marrow, adipose tissue, placenta, umbilical tissue, etc. and have significant challenges (e.g., variable donor and tissue sources, limited supply, low potency, inefficient and expensive manufacturing). NC-iMSCs overcome these challenges because they:

●	Are more potent and secrete exponentially higher levels of immunomodulatory proteins;

●	Have practically unlimited supply for high doses and repeat doses;

●	Are from a single donor and clonal so they are economically produced at scale with consistent quality and potency, as well as being footprint free (compared to viral reprogramming methods); and

●	Have a significantly higher expansion capability.

Several cell therapy companies using donor-derived MSC therapies in treating ARDS have demonstrated that MSCs reduce inflammation, enhance clearance of pathogens and stimulate tissue repair in the lungs. Almost all these positive results are from early clinical trials or under the FDA’s emergency authorization program.

In December 2020, the Company announced interim data from a proof-of-concept (“POC”) large animal study of its proprietary NC-iMSC therapy. The available results of NC-iMSC therapy in the study show improvement in critical parameters, such as improved oxygenation, less systemic shock, and reduced lung injury, compared to the control group. The study was conducted in a widely accepted large animal model.

In the third quarter of 2021, the Company completed the characterization and expansion of its NC-iMSC accession cell bank (ACB) at Waisman Biomanufacturing at the University of Wisconsin-Madison to create a cGMP master cell bank (MCB).

In July 2021, Novellus was acquired by Brooklyn ImmunoTherapeutics, Inc. (“Brooklyn”). Pursuant to this transaction, the NoveCite license was assumed by Brooklyn with all of the original terms and conditions in the exclusive license agreement. In October 2022, Brooklyn changed its name to Eterna Therapeutics Inc.

Corporate History and Information

The Company was founded as Citius Pharmaceuticals, LLC, a Massachusetts limited liability company, on January 23, 2007. On September 12, 2014, Citius Pharmaceuticals, LLC entered into a Share Exchange and Reorganization Agreement, with Citius (formerly Trail One, Inc.), a publicly traded company incorporated under the laws of the State of Nevada. Citius Pharmaceuticals, LLC became a wholly-owned subsidiary of Citius. On March 30, 2016, Citius acquired Leonard-Meron Biosciences, Inc. (“LMB”) as a wholly-owned subsidiary. LMB was a pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives. On September 11, 2020, we formed NoveCite, a Delaware corporation, of which we own 75% of the issued and outstanding capital stock. NoveCite is focused on the development and commercialization of its proprietary mesenchymal stem cells for the treatment of acute respiratory disease syndrome. On August 23, 2021, we formed Citius Acquisition Corp. as a wholly-owned subsidiary in conjunction with the acquisition of I/ONTAK, which began operations in April 2022.

Our principal executive offices are located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 and our telephone number is (908) 967-6677.

THE OFFERING

Common Stock offered by us	12,500,001 shares of Common Stock.
Warrants offered by us

Each share of our Common Stock is being sold together with a Warrant to purchase one share of our Common Stock. Each Warrant will have an exercise price of $1.50 per share and will be exercisable (6) six months after the issuance date. Each Warrant will expire five (5) years after the original issuance date. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Warrants.

Placement Agent Warrants

We will also issue Placement Agent Warrants to purchase up to 875,000 shares of Common Stock to the placement agent (or its designees) as part of the compensation payable to the placement agent in connection with this offering. The Placement Agent Warrants will be in substantially similar form to the Warrants. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of such Placement Agent Warrants. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

Offering price	$1.20 per share of Common Stock and accompanying Warrant.
Common Stock to be outstanding immediately after this offering(1)	158,857,798 shares, assuming none of the accompanying Warrants or the Placement Agent Warrants are exercised.
Use of proceeds

We estimate the net proceeds from this offering to be approximately $13.8 million, after deducting placement agent fees and estimated offering expense payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures. See the section of this prospectus supplement titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors

See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 11 of the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and accompanying prospectus, to read about factors you should consider before investing in our securities.

Nasdaq Capital Market symbol	“CTXR”

(1)	The number of shares of Common Stock outstanding is based on an aggregate of 146,357,797 shares outstanding as of March 31, 2023, and excludes:

●	warrants exercisable for 38,188,998 shares of our Common Stock;

●	options to purchase an aggregate of 855,171 shares of our Common Stock issued to our employees, directors and consultants under our 2014 Stock Incentive Plan (the “2014 Plan”);

●	options to purchase an aggregate of 1,773,333 shares of our Common Stock issued to our employees, directors and consultants under our 2018 Omnibus Stock Incentive Plan (the “2018 Plan”);

●	options to purchase an aggregate of 1,870,000 shares of our Common Stock issued to our employees, directors and consultants under our 2020 Omnibus Stock Incentive Plan (the “2020 Plan”);

●	options to purchase an aggregate of 8,705,000 shares of our Common Stock issued to our employees, directors and consultants under our 2021 Omnibus Stock Incentive Plan (the “2021 Plan”); and

●	options to purchase an aggregate of 225,000 shares of our Common Stock issued to our employees, directors and consultants under our 2023 Omnibus Stock Incentive Plan (the “2023 Plan”); and

●	11,810,000 shares of Common Stock available for future grants under our 2023 Plan.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes no exercises of any outstanding stock options or warrants after March 31, 2023, and assumes no exercise of any Warrants or Placement Agent Warrants to be issued in connection with the offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus supplement, the accompany prospectus and in the documents we incorporate by reference into this prospectus supplement and accompanying prospectus before you decide to purchase securities pursuant to this prospectus supplement. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022. Any of the risks and uncertainties set forth in that report, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus supplement or the accompanying prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of any securities offered by this prospectus supplement. As a result, you could lose all or part of your investment.

Risks Related to This Offering

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of our Common Stock and our business.

We may be required to raise additional financing to fund future operations, including our research and development activities and any possible sales and marketing activities. We may not be able to obtain financing on a timely basis or on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of our Common Stock and the voting power of shares of our Common Stock. If we raise additional funds by issuing debt securities, the holders of those debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of those debt securities could impose restrictions on our operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Issuances of shares of our Common Stock or securities convertible into or exercisable for shares of our Common Stock following this offering, as well as the exercise of outstanding options and warrants, will dilute your ownership interests and may adversely affect the future market price of our Common Stock.

The issuance of additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.

In addition, we have a substantial number of options and warrants to purchase shares of our Common Stock outstanding, which will be significantly increased by the number of Warrants issued in this offering. If these securities are converted or exercised, you may incur further dilution. Moreover, to the extent that we issue in the future more options or warrants to purchase shares of our Common Stock, or other securities convertible into or exchangeable for shares of our Common Stock such as convertible notes or convertible preferred stock, and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

The offering price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our outstanding Common Stock. As a result, the investors purchasing shares of our Common Stock in this offering will incur immediate dilution of $0.9097 per share, after giving effect to the sale of an aggregate of 12,500,001 shares of our Common Stock at an offering price of $1.20 per share, and after deducting the placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-9 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

A substantial number of shares of our Common Stock and Warrants may be sold in this offering, which could cause the price of our Common Stock to decline.

In this offering we are selling 12,500,001 shares of Common Stock, which represents approximately 8.55% of our outstanding Common Stock as of December 31, 2023, after giving effect to the sale of the shares of Common Stock in this offering. In addition, the investors in this offering will receive Warrants to purchase up to 12,500,001 shares of Common Stock which represent 100% of the number of shares purchased in this offering and the placement agent will receive warrants to purchase up to 875,000 shares of Common Stock. This sale and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-8 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

There is no public market for any of the Warrants offered in this offering.

There is no established public trading market for the Warrants hereby, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants will be limited.

All of the Warrants offered in this offering are speculative in nature.

Following this offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their effective offering price. Each Warrant will expire five years after the original issuance date. In the event our Common Stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants might not have any value.

Holders of the Warrants offered hereby will not have rights of holders of our shares of Common Stock until such warrants are exercised, except as provided in the Warrants.

The Warrants in this offering do not confer any rights of share ownership on their holders, except as provided in the Warrants but rather represent the right to acquire shares of our Common Stock at a fixed price. Until the holders of Warrants acquire shares of our Common Stock upon exercise, they will have no rights with respect to our shares of Common Stock underlying such Warrants.

Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering for the foreseeable future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $13,800,000 after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon the cash exercise of any of the Warrants sold in this offering.

We intend to use the net proceeds from the sale of our securities by us under this prospectus supplement for general corporate purposes, including pre-clinical and clinical development of our product candidates and working capital and capital expenditures.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this or the actual amounts that we will spend on the uses set forth above. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will retain broad discretion over the allocation of the net proceeds of this offering. Pending the uses described above, we plan to invest the net proceeds from this offering in corporate savings accounts with top tier commercial banks, short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our Common Stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. The payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

DILUTION

If you purchase securities in this offering you will experience dilution to the extent of the difference between the combined offering price per share of Common Stock and accompanying Warrant and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value on December 31, 2022 was $32,248,823 or $0.2206 per share of our Common Stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

After giving effect to the sale in this offering of 12,500,001 shares of Common Stock and accompanying Warrants offered by this prospectus (at a combined public offering price of $1.20 per share of Common Stock and accompanying Warrant), and after deducting the placement agent fees and estimated offering expenses payable by us, assuming no exercise of the Warrants, our as adjusted net tangible book value as of December 31, 2022, would have been approximately $46,068,824, or $0.2903 per share. This represents an immediate increase in as adjusted net tangible book value of $0.0697 per share to existing stockholders and immediate dilution in net tangible book value of $0.9097 per share to new investors purchasing our securities in this offering at the offering price. The following table illustrates this dilution on a per share basis:

Combined public offering price per share of Common Stock and accompanying Warrant		$1.20
Net tangible book value per share as of December 31, 2022	$0.2206
Increase in net tangible book value per share attributable to new investors	$0.0697
As adjusted net tangible book value per share as of December 31, 2022 after giving effect to this offering		$0.2903
Dilution in net tangible book value per share to investors in this offering		$0.9097

The above discussion and table are based on an aggregate of 146,211,130 shares outstanding as of December 31, 2022, and excludes as of that date:

●	warrants exercisable for 38,325,864 shares of our Common Stock;

●	options to purchase an aggregate of 855,171 shares of our Common Stock issued to our employees, directors and consultants under our 2014 Plan;

●	options to purchase an aggregate of 1,820,000 shares of our Common Stock issued to our employees, directors and consultants under our 2018 Plan;

●	options to purchase an aggregate of 1,870,000 shares of our Common Stock issued to our employees, directors and consultants under our 2020 Plan;

●	options to purchase an aggregate of 8,705,000 shares of our Common Stock issued to our employees, directors and consultants under our 2021 Plan; and

●	35,000 shares of Common Stock available for future grants under our 2021 Stock Incentive Plan, which were transferred to the 2023 Plan on February 7, 2023, in addition to the 12,000,000 shares reserved under the 2023 Plan.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or warrants to purchase shares of our Common Stock that will be outstanding after this offering and assumes no exercise of any Warrants or Placement Agent Warrants to be issued in connection with the offering. The exercise of outstanding options and warrants that will be outstanding after this offering having an exercise price less than the offering price will increase dilution to the new investors.

DESCRIPTION OF SECURITIES THAT WE ARE OFFERING

We are offering 12,500,001 shares of our Common Stock and Warrants to purchase up to an aggregate of 12,500,001 shares of our Common Stock. Each share of Common Stock is being sold together with a Warrant to purchase one share of Common Stock. In addition, we have agreed to issue to the placement agent or its designees Placement Agent Warrants to purchase up to 875,000 shares of Common Stock. We are also registering the shares of our Common Stock issuable from time to time upon exercise of the Warrants and Placement Agent Warrants offered hereby.

Common Shares

See “Description of Our Capital Stock - Common Stock” beginning on page 16 of the accompanying prospectus.

Warrants

The following description of the Warrants we are offering is a summary and investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Duration and Exercise Price

Each share of Common Stock is being sold together with a Warrant to purchase one share of Common Stock and has an initial exercise price of $1.50 per share. The Warrants are exercisable (6) six months after the issuance date and at any time up to the date that is five years after their original issuance date. The exercise price and number of shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued in certificated form only.

Exercisability

The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding Common Stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its Warrant at its fair value using the Black Scholes option pricing formula in the Warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Right as a Shareholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Placement Agent Warrants

The following description of the Placement Agent Warrants we are offering is a summary and investors should carefully review the terms and provisions of the form of Placement Agent Warrant for a complete description of the terms and conditions of the Placement Agent Warrants, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The Placement Agent Warrants are substantially similar to the Warrants, except as required by FINRA. The Placement Agent Warrants will be issued in certificated form only.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated April 17, 2023, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the placement agent, to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Under the terms of the engagement letter, Wainwright has no authority to bind us. Wainwright may engage sub-agents or selected dealers to assist with this offering. We might not sell the entire amount of our shares of Common Stock offered pursuant to this prospectus supplement.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about May 8, 2023, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to approximately $1,050,000. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share and Accompanying Warrant	Total
Combined Offering Price	$1.20	$15,000,001.20
Placement agent fees	$0.084	$1,050,000.08
Proceeds to us (before expenses)	$1.116	$13,950,001.12

Upon the closing of this offering, we will pay Wainwright a cash transaction fee equal to 7.0% of the aggregate gross proceeds to us from the sale of the securities in the offering. We have also agreed to reimburse the placement agent up to $50,000 for expenses of legal counsel, $35,000 for non-accountable expenses and clearing expenses of $15,950. We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fees and expenses, will be approximately $130,000.

In addition, we have agreed to issue the placement agent, or its designees, Placement Agent Warrants to purchase up to 875,000 shares of Common Stock at an exercise price of $1.50 per share, which will be exercisable for five years from the commencement of sales of the offering. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are being registered hereby.

The securities purchase agreement that we entered into with the investors prohibits, with certain limited exceptions, us: (i) for 60 days following the closing date from issuing any shares of Common Stock or Common Stock Equivalents (as defined in the securities purchase agreement) or filing any registration statement, and (ii) for one year following the closing date from issuing any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions.

We have granted the placement agent a 12-month right of first refusal to act as our exclusive underwriter, placement agent or financial advisor for any further capital raising transactions undertaken by us and for any acquisition or disposition of assets or any merger or other business combination or any financing or refinancing of debt, subject to certain exceptions.

In the event that any investor whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of our engagement of the placement agent provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the 12 months following the expiration or termination of the engagement of the placement agent, we shall pay the placement agent the cash and warrant compensation provided above, calculated in the same manner.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent or its affiliates may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services. The placement agent acted as our exclusive placement agent in connection with a registered direct offering we consummated in February 2021, as our exclusive placement agent in connection with a private placement we consummated in January 2021, and as sole book-running manager in connection our underwritten public offering we consummated in August 2020, and received compensation in each case.

Transfer Agent

The transfer agent of our Common Stock is VStock Transfer. Their address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our shares of Common Stock trade on the Nasdaq Capital Market under the ticker symbol “CTXR.” We do not intend to apply for listing of the Warrants or the Placement Agent Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the shares of Common Stock and the Common Stock underlying the warrants being offered hereby have been passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Citius Pharmaceuticals, Inc. appearing in its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, have been incorporated herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Citius Pharmaceuticals, Inc., at our office located at 11 Commerce Drive, 1st Floor, Cranford, NJ 07016.

We are required to file annual and quarterly reports, current reports, proxy statements and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.citiuspharma.com as soon as reasonably practicable after filing such documents with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You can also read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●	the description of our Common Stock contained in our Registration Statement on Form 8-A, filed on July 28, 2017;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the SEC pursuant to Section 13 of the Exchange Act on December 22, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, filed with the SEC pursuant to Section 13 of the Exchange Act on February 10, 2023;

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on November 21, 2022, December 1, 2022, February 7, 2023, April 3, 2023 and April 24, 2023; and

●	our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on February 7, 2023, filed with the SEC pursuant to Section 14 of the Exchange Act on December 22, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement, provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Citius Pharmaceuticals, Inc., Attention: Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, (908) 967-6677.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Prospectus

$250,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units and/or
Rights

We may offer and sell from time to time up to $250,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

This prospectus provides you with a description of our securities and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTXR”. The last reported sale price of our common stock on March 31, 2021 was $1.78 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we may from time to time, offer shares of our common stock; shares of our preferred stock; debt securities; warrants for such securities; rights to purchase common stock, preferred stock, debt securities or units; and units that include any of these securities, in one or more offerings, up to a total dollar amount of  $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 6. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein and therein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein or therein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context otherwise requires, we use the terms “Citius”, “the Company”, “our company”, “we”, “us”, and “our” in this prospectus to refer to the consolidated operations of Citius Pharmaceuticals, Inc. and its consolidated subsidiaries as a whole.

We own or have rights to various U.S. federal trademark registrations and applications, and unregistered trademarks and servicemarks, including Mino-Lok®. All other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. We have assumed that the reader understands that all such terms are source-indicating. Accordingly, such terms, when first mentioned in this prospectus, appear with the trade name, trademark or service mark notice and then throughout the remainder of this prospectus without trade name, trademark or service mark notices for convenience only and should not be construed as being used in a descriptive or generic sense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	our need for, and ability to raise, additional capital;

●	the number, designs, timing, costs and results of our pre-clinical and clinical trials;

●	the regulatory review process and any regulatory approvals that may be issued or denied by the U.S. Food and Drug Administration or other regulatory agencies;

●	the commercial success and market acceptance of any of our product candidates that are approved for marketing in the United States or other countries;

●	the accuracy of our estimates and of third-party estimates of the size and characteristics of the markets that may be addressed by our product candidates;

●	our ability to manufacture sufficient amounts of our product candidates for clinical trials and, if approved, our products for commercialization activities;

●	our need to secure collaborators to license, manufacture, market and sell any products for which we receive regulatory approval;

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	the medical benefits, effectiveness and safety of our product candidates;

●	the safety and efficacy of medicines or treatments introduced by competitors that are targeted to indications for which our product candidates are being developed;

●	our current or prospective collaborators’ compliance or non-compliance with their obligations under our agreements with them;

●	the impact of the COVID-19 pandemic on our clinical trials, business and operations; and

●	other factors discussed elsewhere in this prospectus or incorporated by reference herein.

In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus or incorporated by reference herein. Actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed with the SEC as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus or incorporated herein by reference represent our views as of the date of this prospectus or the document incorporated by reference herein. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus and the documents incorporated by reference into this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act.

This prospectus, the documents incorporated by reference into this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this prospectus.

You should rely only on the information contained in this prospectus, as supplemented and amended. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

THE COMPANY

Citius Pharmaceuticals, Inc., headquartered in Cranford, New Jersey, is a specialty pharmaceutical company dedicated to the development and commercialization of critical care products targeting important medical needs with a focus on anti-infective products in adjunct cancer care and unique prescription products. Our goal is to achieve leading market positions by providing therapeutic products that address unmet medical needs yet have a lower development risk than usually associated with new chemical entities. New formulations of previously approved drugs with substantial existing safety and efficacy data are a core focus. We seek to reduce development and clinical risks associated with drug development, yet still focus on innovative applications. Our strategy centers on products that have intellectual property and regulatory exclusivity protection, while providing competitive advantages over other existing therapeutic approaches.

Since our inception, we have devoted substantially all of our efforts to business planning, acquiring our proprietary technology, research and development, recruiting management and technical staff, and raising capital. We are developing four proprietary product candidates: Mino-Lok, an antibiotic lock solution used to treat patients with catheter-related bloodstream infections by salvaging the infected catheter; Mino-Wrap, a liquifying gel-based wrap for the reduction of tissue expander infections following breast reconstructive surgeries; Halo-Lido, a corticosteroid-lidocaine topical formulation that is intended to provide anti-inflammatory and anesthetic relief to persons suffering from hemorrhoids; and NoveCite mesenchymal stem cells to treat acute respiratory conditions with a near term focus on acute respiratory distress syndrome (ARDS) associated with COVID-19. We believe these unique markets for our product candidates are large, growing and underserved by the current prescription products or procedures.

Corporate History and Information

We were founded as Citius Pharmaceuticals, LLC, a Massachusetts limited liability company, on January 23, 2007. On September 12, 2014, Citius Pharmaceuticals, LLC entered into a Share Exchange and Reorganization Agreement, with Citius Pharmaceuticals, Inc. (formerly Trail One, Inc.), a publicly traded company incorporated under the laws of the State of Nevada. Citius Pharmaceuticals, LLC became a wholly-owned subsidiary of Citius. On March 30, 2016, Citius acquired Leonard-Meron Biosciences, Inc. (“LMB”) as a wholly-owned subsidiary. LMB was a pharmaceutical company focused on the development and commercialization of critical care products with a concentration on anti-infectives. On September 11, 2020, we formed NoveCite, Inc. (“NoveCite”), a Delaware corporation, of which we own 75% of the issued and outstanding capital stock.

Our principal executive offices are located at 11 Commerce Drive, First Floor, Cranford, New Jersey 07016 and our telephone number is (908) 967-6677.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks set forth herein and in any prospectus supplement and incorporated herein and therein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including clinical trials, research and development expenses, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

●	any public offering price;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our articles of incorporation and our bylaws, and to the provisions of applicable Nevada law.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, of which 134,701,219 shares were issued and outstanding as of March 31, 2021, and 10,000,000 shares of preferred stock, none of which are issued and outstanding. We have proposed to our stockholders that our articles of incorporation be amended to increase the authorized shares of common stock to 400,000,000 shares and this proposed amendment will be submitted to our stockholders for approval at a special meeting of our stockholders expected to be held in May 2021.

Our preferred stock and/or common stock may be issued from time to time without prior approval by our stockholders. Our preferred stock and/or common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value. As noted above, we have proposed to our stockholders that our articles of incorporation be amended to increase the authorized shares of common stock to 400,000,000 shares and this proposed amendment will be submitted to our stockholders for approval at a special meeting of our stockholders expected to be held in May 2021. Each share of common stock has one vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our stockholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of the Board of Directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the security holders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. Our Board of Directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, as well as to fix the designation and any preferences, conversion and other rights and limitations of such series. These rights and limitations may include voting powers, limitations as to dividends, and qualifications and terms and conditions of redemption of the shares of each such series.

Options

As of December 31, 2020, under the Company’s 2014 Stock Incentive Plan, 2018 Omnibus Stock Incentive Plan and 2020 Omnibus Stock Incentive Plan, we had outstanding options to purchase an aggregate of 4,490,171 shares of our common stock at a weighted average exercise price of $ $2.145 per share. Of these, an aggregate of 1,964,638 are exercisable. The remainder has vesting requirements. No more grants may be made under our 2014 Stock Incentive Plan or our 2018 Omnibus Stock Incentive Plan.

Warrants

As of December 31, 2020, we had outstanding warrants to purchase an aggregate of 26,751,656 shares of our common stock at a weighted average price of $1.527 per share, with a weighted average remaining life of 3.30 years.

Trading Market

The shares of our common stock are currently listed on the Nasdaq Capital Market under the symbol “CTXR” and certain of our warrants issued in August 2017 are currently listed on the Nasdaq Capital Market under the symbol “CTXRW”.

Transfer Agent

The transfer agent of our common stock is VStock Transfer. Their address is 18 Lafayette Place, Woodmere, NY 11598.

Nevada’s Anti-Takeover Law and Provisions of Our Articles of Incorporation and Bylaws

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our articles of incorporation and bylaws currently contain no provisions relating to these statutes, and unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of March 31, 2021, we had 96 record stockholders and did not have 100 stockholders of record with Nevada addresses appearing on our stock ledger. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s Board of Directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the Board of Directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Articles of Incorporation and Bylaws. Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, these provisions include:

●	the authorization of 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be established and shares of which may be issued by our Board of Directors at its discretion from time to time and without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	allowing for the creation of a staggered Board of Directors;

●	eliminating the ability of stockholders to call a special meeting of stockholders; and

●	establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholder meetings.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

●	the maturity date;

●	the principal amount due at maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

●	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

●	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

●	information describing any book-entry features;

●	any provisions for payment of additional amounts for taxes;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	events of default;

●	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

●	the form of debt security and how it may be exchanged and transferred;

●	description of the indenture trustee and paying agent, and the method of payments; and

●	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

●	does not limit the amount of debt securities that we may issue;

●	allows us to issue debt securities in one or more series;

●	does not require us to issue all of the debt securities of a series at the same time;

●	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

●	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

●	the title and aggregate number of the rights;

●	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

●	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

●	the number or a formula for the determination of the number of the rights issued to each stockholder;

●	the extent to which the rights are transferable;

●	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

●	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

●	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

●	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

●	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

●	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

●	the terms of any rights to redeem or call the rights;

●	information with respect to book-entry procedures, if any;

●	the terms of the securities issuable upon exercise of the rights;

●	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina.

EXPERTS

The financial statements of Citius Pharmaceuticals, Inc. appearing in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 have been included herein by reference in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.citiuspharma.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 11 Commerce Drive, First Floor, Cranford, New Jersey 07016, (908) 967-6677.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus and any applicable accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus and any applicable accompanying prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus and any applicable accompanying prospectus. Statements in this prospectus and any applicable accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and reference is made to the actual documents for complete information. Copies of all or any part of the registration statement, including the documents incorporated in therein by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus are:

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed on July 28, 2017;

●	our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC pursuant to Section 13 of the Exchange Act on December 16, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC pursuant to Section 13 of the Exchange Act on February 11, 2021;

●	our Current Reports on Form 8-K, filed with the SEC pursuant to Section 13 of the Exchange Act on October 9, October 26, November 30, December 8 and December 9, 2020, and January 11, January 27, February 9, February 16 (but not Item 7.01) and February 19, 2021; and

●	our definitive proxy statement on Schedule 14A for the annual meeting of stockholders held on February 9, 2021, filed with the SEC pursuant to Section 14 of the Exchange Act on December 21, 2020.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus, provided that that we are not incorporating by reference any information furnished to, but not filed with, the SEC.

Any statement contained in this prospectus and any applicable accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus and any applicable accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable accompanying prospectus to the extent that a statement contained in this prospectus and any applicable accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus and any applicable accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and any applicable accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in the registration statement and this prospectus, including exhibits to these documents. You should direct any requests for documents to Citius Pharmaceuticals, Inc., Attention: Secretary, 11 Commerce Drive, 1st Floor, Cranford, New Jersey 07016, (908) 967-6677.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any applicable accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus and any applicable accompanying prospectus or incorporated by reference in this prospectus and any applicable accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

12,500,001 Shares of Common Stock

Warrants to Purchase up to 12,500,001 Shares of Common Stock

Placement Agent Warrants to Purchase up to 875,000 Shares of Common Stock

(and shares of Common Stock underlying the Warrants and Placement Agent Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is May 3, 2023